    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 2001

                                         REGISTRATION STATEMENT NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                              E COM VENTURES, INC.
          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 FLORIDA                                       65-0977964
---------------------------------------------            ---------------------
(STATE OR OTHER JURISDICTION OF INCORPORATION                (IRS EMPLOYER
            OR ORGANIZATION)                             IDENTIFICATION NUMBER)

                              11701 N.W. 101ST ROAD
                              MIAMI, FLORIDA 33178
                    ---------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             2000 STOCK OPTION PLAN
                        2000 DIRECTORS STOCK OPTION PLAN

               ---------------------------------------------------

                                   ILIA LEKACH
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              11701 N.W. 101ST ROAD
                              MIAMI, FLORIDA 33178
               ---------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (305) 889-1600
               ---------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                            KENNETH C. HOFFMAN, ESQ.
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0500

                               -------------------

                                                      CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                   PROPOSED MAXIMUM            PROPOSED
           TITLE OF SECURITIES                AMOUNT TO BE          OFFERING PRICE         MAXIMUM AGGREGATE         AMOUNT OF
            TO BE REGISTERED                   REGISTERED            PER SHARE(1)          OFFERING PRICE(1)      REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK                                    1,620,000          $0.50 - $1.00           $1,122,690             $281
$.01 PAR VALUE                                   SHARES
===================================================================================================================================

(1) Estimated solely for the purpose of calculation the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended on the basis of (i) the actual price of (A) $0.94 for 10,000 options (B) $0.50 for 75,000 options, (C) $0.88 for 261,500 options, (D) $0.62 for 10,000 options, (E) $0.84 for 10,000 options granted under the 2000 Stock Option Plan; (ii) the actual price of (A) $0.88 for 14,000 and (B) $1.00 for 2,000 options granted under the 2000 Directors Stock Option Plan and (iii) an assumed price of $0.66 per share for 1,237,500 shares based on the average of the high and low sale price of the common stock on the Nasdaq National Stock Market on September 26, 2001.

           PART I. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         We hereby incorporate by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a)      our Annual Report on Form 10-K for the year ended February 3,
                  2001;

         (b) our Quarterly Reports on Form 10-Q for the quarterly period ended May 5, 2001 and the quarterly period ended August 4, 2001;

         (c) all other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since February 3, 2001; and

         (d) the description of our Common Stock contained in our registration statement on Form 8-A, including any amendments to such registration statement;

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Florida Business Corporation Act. Section 607.0850 of the Florida Business Corporation Act (the "FBCA") generally permits us to indemnify our directors, officers, employees or other agents who are subject to any third-party actions because of their service to us if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, we may indemnify our directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. This Section also permits a corporation further to indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) a transaction in violation of Section 607.0834 of the FBCA (unlawful distributions to shareholders), or (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Furthermore, Section 607.0831 of the FBCA provides, in general, that no director shall be personally liable for monetary damages to us or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly,
(iii) a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable, (iv) in a proceeding by or in our right to procure a judgment in our favor or by or in the right of a shareholder, conscious disregard for our best interest, or willful misconduct, or (v) in a proceeding by or in the right of someone other than us or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term "recklessness," as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the directors; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

         Amended and Restated Articles of Incorporation. Our Amended and Restated Articles of Incorporation provide that we shall indemnify and may advance expenses on behalf of our officers and directors to the fullest extent not prohibited by law in existence either now or hereafter.

         Insurance. In addition to the foregoing, the Registrant carries insurance permitted by the laws of Florida on behalf of directors, officers, employees or agents which may cover, among other things, liabilities under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         See "Exhibit Index" on page II-7 below.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Act, each filing of the corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the corporation pursuant to the foregoing provisions, or otherwise, the corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the corporation of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on September 28, 2001.


                                       E COM VENTURES, INC.



                                       By: /s/ Ilia Lekach
                                          --------------------------------------
                                       Name:   Ilia Lekach
                                       Title:  Chairman of the Board and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Ilia Lekach and A. Mark Young, or either of them, as our true and lawful attorney-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or their substitutions, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                  TITLE                                  DATE
------------------------------------     ------------------------------------------       ------------------
/s/ Ilia Lekach                          Chairman of the Board and Chief Executive        September 28, 2001
-----------------------------------      Officer
Ilia Lekach


/s/ A. Mark Young                        Chief Financial Officer and Director             September 28, 2001
-----------------------------------
A. Mark Young


/s/ Jeffrey Geller                       Director                                         September 28, 2001
-----------------------------------
Jeffrey Geller


/s/ Donovan Chin                         Director                                         September 28, 2001
-----------------------------------
Donovan Chin


/s/ Carole Ann Taylor                    Director                                         September 28, 2001
-----------------------------------
Carole Ann Taylor


/s/ Horacio Groisman, M.D.               Director                                         September 28, 2001
-----------------------------------
Horacio Groisman, M.D.


/s/ Zalman LeKach                        Director                                         September 28, 2001
-----------------------------------
Zalman Lekach

                                         Director
-----------------------------------
James Fellus


                                         Director
-----------------------------------
Ana Maria Fernandez Haar

                                  EXHIBIT INDEX

          EXHIBIT
          NUMBER                        DESCRIPTION
          -------                       -----------
            4.1           2000 Stock Option Plan

            4.2           2000 Directors Stock Option Plan

            5.1           Opinion of Greenberg Traurig, P.A.

           23.1           Consent of Deloitte & Touche LLP

           23.2           Consent of PriceWaterhouseCoopers, LLP

           23.3           Consent of Greenberg Traurig, P.A. (contained in its opinion filed as
                          Exhibit 5.1 hereto)

           24.1           Power of Attorney is included in the Signature section of the
                          Registration Statement